Exhibit 10.25.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     This AMENDMENT (this “Amendment”) is entered into as of the dates set forth below (the “Amendment Effective Date”), by and between Conexant Systems, Inc., a Delaware corporation (the “Company”), and Jean Hu (the “Executive”).
     WHEREAS, the parties hereto previously entered into an employment agreement dated as of April 25, 2008 (the “Employment Agreement”); and
     WHEREAS, the parties hereto wish to amend the Employment Agreement in accordance with the terms set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Effective as of July 15, 2009, the first two sentences of Section 3 of the Employment Agreement are amended in their entirety to read as follows, effective as of July 15, 2009:
     “The Executive will continue to serve as Chief Financial Officer, Treasurer and Senior Vice President of Business Development during the Employment Period. As Chief Financial Officer, Treasurer and Senior Vice President of Business Development, the Executive will render executive, policy and other management services to the Company of the type customarily performed by persons serving in a similar capacity and as reasonably determined by the Chief Executive Officer or Board of Directors of the Company (“Board”) with regard to the Executive’s status and position within the Company.”
     2. Commencing with the pay period beginning August 15, 2009, the first sentence of Section 5(a) of the Employment Agreement is amended in its entirety to read as follows:
     “During the Employment Period, the Company will continue to pay to the Executive an annual base salary (the “Base Salary”), which currently is $350,000.”
     3. Commencing with the pay period beginning August 15, 2009, the first paragraph of Section 5(b) of the Employment Agreement is amended in its entirety to read as follows:

     “(b) Bonus. During the Employment Period, the Executive will be eligible to earn an annual performance bonus in an amount determined at the discretion of the Board or the Compensation Committee for each fiscal year. It is the intention of the parties hereto that the Company shall establish a target bonus for the Executive with respect to each fiscal year of the Employment Period based upon overall performance of the Company and upon the Executive’s individual performance. The Executive’s full year target bonus for the 2009 fiscal year will be seventy percent (70%) of the Base Salary. In the event that a target bonus is not established with respect to the 2010 fiscal year or any subsequent fiscal year, the Executive’s target bonus shall be deemed to be the target bonus established under this Agreement for the immediately preceding fiscal year.”
     4. Effective as of the date this Amendment is executed by both parties hereto, Section 9(e)(i) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
     “(i) payment by the Company to the Executive of a cash lump sum equal to:
(A)	any accrued but unpaid Base Salary through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination; and

(B)	one (1) times the Executive’s annual Base Salary;”
     5. Continued Validity of the Employment Agreement. Except as amended and superseded by this Amendment, the Employment Agreement will remain in full force and effect, will continue to bind the parties hereto, and will continue to govern the terms and conditions of the Executive’s continued employment with the Company. To the extent that the terms of this Amendment conflict or are inconsistent with the terms of the Employment Agreement, the terms of this Amendment will govern.
     6. Entire Agreement. This Amendment and the Employment Agreement, to the extent not amended and superseded by this Amendment, constitute the entire agreement between the parties hereto respecting the employment of the Executive with the Company (the “Entire Agreement”). There being no representations, warranties, or commitments between the parties hereto except as set forth in the Entire Agreement, the Entire Agreement replaces and supersedes any other employment agreement or arrangement, oral or written, between the Executive and the Company or any of its Affiliates or predecessors.
     7. Amendment Effective Date. This Amendment will become binding once both parties hereto have executed this Amendment. Once executed, this Amendment will be effective as of the Amendment Effective Date.
     8. Governing Law. This Amendment, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, will be governed by and construed in accordance with the laws of the State of California (but not including the choice of law rules thereof).
     9. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts when taken together shall constitute one and the same original.
     IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first written above.

CONEXANT SYSTEMS, INC.
By:	/s/ Michael Vishny
	Name:	Michael Vishny
	Title:	SVP, Human Resources

JEAN HU
/s/ Jean Hu

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